EXHIBIT 99


                       KANSAS GAS AND ELECTRIC COMPANY
              Computation of Ratio of Earnings to Fixed Charges
                        Year Ended December 31, 1993
                           (Thousands of Dollars)



          Net Income. . . . . . . . . . . . . . . . . . .    $108,103
          Taxes on Income . . . . . . . . . . . . . . . .      46,896
               Net Income Plus Taxes. . . . . . . . . . .     154,999

          Fixed Charges:
            Interest on Long-Term Debt. . . . . . . . . .      53,908
            Interest on Other Indebtedness. . . . . . . .       6,075
            Interest on Corporate-owned
              Life Insurance Borrowings . . . . . . . . .      11,865
            Interest Applicable to Rentals. . . . . . . .      24,967
                Total Fixed Charges . . . . . . . . . . .      96,815

          Earnings. . . . . . . . . . . . . . . . . . . .    $251,814

          Ratio of Earnings to Fixed Charges. . . . . . .        2.60